Third Quarter 2014 Earnings Presentation O c t o b e r 2 8 , 2 0 1 4 NASDAQ • TRS

Forward-Looking Statements Any "forward-looking" statements contained herein, including those relating to market conditions or the Company's financial condition and results, expense reductions, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company's business and industry, the Company’s ability to integrate Allfast and attain the expected synergies, and the acquisition being accretive, the Company's leverage, liabilities imposed by the Company's debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, and in the Company's Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. In this presentation, certain non-GAAP financial measures may be used. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure may be found at the end of this presentation or in the earnings releases available on the Company’s website. Additional information is available at www.trimascorp.com under the “Investors” section. 2

Agenda • Opening Remarks • Financial Highlights • Segment Highlights • Outlook and Summary • Questions and Answers • Appendix 3

Opening Remarks – Third Quarter Results • Record third quarter sales of approximately $380 million – growth of 7% compared to Q3 2013 – Growth in all six segments – Bolt-on acquisitions and organic growth initiatives adding to top-line • EPS higher than recent expectations • Strong growth and margins in Packaging and Engineered Components • Headwinds continued with supply chain and input costs in Cequent, energy-related end markets, Aerospace inefficiencies, higher level of shares outstanding and tax rate • Intensified projects focused on offsetting internal and external headwinds – progress, so far, is encouraging 4 Focused on driving margin expansion.

Continuous Improvement • Simplify the business ‒ Divest smaller, non-strategic (lower-growth, lower-upside) pieces of business ‒ Continue to implement and train on Lean, Six Sigma and SIOP • Add people/horsepower ‒ Add and upgrade operations talent – significant progress in 2014 ‒ Add and upgrade operating finance talent • Increase visibility via enhanced forecasting/tracking processes ‒ Improvements underway ‒ Focus on additional value-add analysis, speed, and risks and opportunities Evaluating business portfolio, people and processes to achieve Strategic Aspirations. 5

Allfast Acquisition Update • Closed on October 17th • Funding was secured by $275 million incremental Term Loan A facility, cash and additional borrowings on revolving credit facility ‒ Borrowing rate consistent with Credit Agreement • Integration activities underway – but “business as usual” • Customer feedback has been excellent • Pleased with talented, engaged team at Allfast • EPS accretive and strong Free Cash Flow expected in 2015 Addition of Allfast positions TriMas Aerospace for future success. 6

Financial Highlights

Third Quarter Summary

(Unaudited, dollars in millions, except per share amounts)

(from contining operations)		Q3 2014		Q3 2013	% Chg
Revenue	$	380.1	$	354.9	7.1%
Operating Profit	$	32.3	$	43.6	-26.0%
Excl. Total Special Items [(1)], Operating Profit would have been:	*$*	*35.7*	*$*	*40.5*	*-11.7%*
Excl. Total Special Items [(1)], Operating Profit margin would have been:		*9.4%*		*11.4%*	*-200 bps*
Income	$	18.4	$	30.3	-39.2%
Income attributable to TriMas Corporation [(1)]	*$*	*18.4*	*$*	*28.9*	*-36.4%*
Excl. Total Special Items [(1)], Income attributable to TriMas Corporation would have been:	*$*	*21.5*	*$*	*26.3*	*-18.5%*
Diluted earnings per share, attributable to TriMas Corporation	$	0.41	$	0.71	-42.3%
Excl. Total Special Items [(1)], diluted earnings per share attributable to TriMas Corporation would have been:	*$*	*0.47*	*$*	*0.65*	*-27.7%*
Free Cash Flow [(2)]	$	34.6	$	18.5	87.1%
Total Debt	$	341.1	$	479.7	-28.9%

- Sales increased 7.1% as compared to Q3 2013 – growth in all six segments
- Q3 operating profit and the related margin percentage decreased due to a one-time gain recognized on the sale of the Italian Packaging business in Q3 2013, less favorable product sales mix, manufacturing inefficiencies in Aerospace, and higher freight and input costs in Cequent
- Q3 income and EPS were also impacted by a bargain purchase gain of $2.9 million in Q3 2013, higher tax rate, more than 11% higher share count in Q3 2014 as compared to Q3 2013 and $1.9 million of diligence costs related to the Allfast acquisition
- Q3 Free Cash Flow[(2)] increased by 87.1% and total debt decreased by 28.9% as compared to Q3 2013

TRIMAS CORPORATION

(1) Defined as operating profit, excluding "Special Items," and income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

8

YTD 2014 Summary

(Unaudited, dollars in millions, except per share amounts)

(from continuing operations)	Q3 YTD 2014	Q3 YTD 2013	% Chg
Revenue	$ 1,148.5	$ 1,068.4	7.5%
Operating Profit	$ 109.0	$ 109.2	-0.2%
Excl. Total Special Items (1), Operating Profit would have been:	$ 117.2	$ 113.8	3.0%
Excl. Total Special Items (1), Operating Profit margin would have been:	10.2%	10.7%	-50 bps
Income	$ 64.1	$ 71.5	-10.4%
Income attributable to TriMas Corporation (1)	$ 63.2	$ 68.4	-7.6%
Excl. Total Special Items (1), Income attributable to TriMas Corporation would have been:	$ 70.2	$ 71.4	-1.7%
Diluted earnings per share, attributable to TriMas Corporation	$ 1.40	$ 1.71	-18.1%
Excl. Total Special Items (1), diluted earnings per share attributable to TriMas Corporation would have been:	$ 1.55	$ 1.78	-12.9%
Free Cash Flow (2)	$ 37.1	$ 6.1	505.7%
Total Debt	$ 341.1	$ 479.7	-28.9%

- Sales increased 7.5% as compared to YTD 2013 as a result of acquisitions and organic growth initiatives, offsetting challenges in energy end markets and the Q3 2013 disposition of the Italian rings and levers business
- YTD operating profit(1) improved due to increased sales levels, and productivity and cost reduction initiatives, partially offset by the gain on the 2013 disposition, a less favorable product sales mix and inefficiencies in several of the businesses
- YTD income(1) and YTD EPS(1) decreased due to a bargain purchase gain of $2.9 million in Q3 2013, a higher tax rate and approximately 13% higher weighted average shares outstanding in YTD 2014 as compared to YTD 2013
- YTD Free Cash Flow(2) ahead of 2013 by $31.0 million

TRIMAS CORPORATION

(1) Defined as operating profit, excluding "Special Items," and income from continuing operations and diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding "Special Items." "Special Items" for each period are provided in the Appendix.
(2) Free Cash Flow is defined as Cash Flows from Operating Activities less Capital Expenditures.

9

Segment Highlights

Packaging





(Unaudited, dollars in millions)


Net Sales
$82.0
$89.3
8.9%
Q3-13
Q3-14


Operating Profit(1)
$23.4
$21.4
28.5%
23.9%
-8.6%
Q3-13
Q3-14

Q3 2014 Results:

- Sales increased primarily as a result of specialty systems product sales gains
  - Increased demand from North American, European and Asian dispensing customers
  - Positive impact of July 2014 acquisition of Lion Holdings, a manufacturer of highly engineered dispensing solutions with locations in India and Vietnam
- Increased demand for industrial closures, offset by the sale of the Italian industrial rings and levers business during Q3 2013
- Solid operating profit margins impacted by gain recognized on sale of Italian business in Q3 2013 that did not repeat
- New facilities in Asia will have a positive impact on margins over time reducing outsourced capacity and increasing efficiency

Key Initiatives:

- Target specialty dispensing and closure products in higher growth end markets
  - Beverage, food, nutrition, personal care and pharmaceutical
- Increase focus on Asian market and cultivate other emerging market opportunities
- Ramp-up plants in Asia to improve cost structure and flexibility
- Further integrate acquisitions into global sales network, while growing margins
- Provide solutions focused on customer needs, differentiation and delivery speed
- Leverage responsive and flexible manufacturing footprint
- Extend barriers to entry with new products

(1) Excluding "Special Items" for each period which are provided in the Appendix.

TRIMAS CORPORATION
Rieke Packaging Systems™ A TriMas Company
Arminak & Associates
englass
INNOVATIVE MOLDING
STOLZ
Lion Holdings Pvt. Ltd.
11

Energy Q3 2014 Results: • Sales increased from prior year quarter due to increased demand in North America and higher sales at several international branches and acquisitions • Operating profit and margin were negatively impacted by continued less favorable product mix toward standard gaskets and bolts, challenges in Brazil and increased SG&A expenses • Multiple programs underway to improve profitability Key Initiatives: • Optimize and refine manufacturing footprint and branch strategy • Vertically integrate, maximize supply chain and drive Lean initiatives to lower costs and improve margins • Expand business capabilities with major customers globally • Increase sales of highly-engineered specialty products • Execute on profitability and growth initiatives in emerging markets, including Brazil 12 (Unaudited, dollars in millions) (1) Excluding “Special Items” for each period which are provided in the Appendix. Net Sales Q3-13 Q3-14 $47.7 $50.3 5.5% Operating Profit (1) Q3-13 Q3-14 -32.4% $1.5 $1.0 3.0% 1.9%

Aerospace







(Unaudited, dollars in millions)


Net Sales
$25.8
$27.4
6.1%
Q3-13
Q3-14


Operating Profit
$6.4
$3.9
24.6%
14.1%
-39.1%
Q3-13
Q3-14

Q3 2014 Results:

- Sales increased primarily as a result of the Q4 2013 Mac Fasteners acquisition
- Continued to experience choppy order demand and smaller lot sizes in the aerospace distribution channel
- Operating profit and margin decreased due to a less favorable product sales mix, lower margins associated with the recent acquisitions, manufacturing inefficiencies and higher SG&A as a result of acquisitions
- Discontinued NI Industries business and received $6.7 million for the sale of intellectual property and related inventory and tooling (not included in the sales and operating profit charts)
- Closed on Allfast acquisition in October 2014

Key Initiatives:

- Integrate Allfast, as well as optimize Martinic Engineering and Mac Fasteners
- Expand aerospace fastener product lines to increase content and applications
- Leverage positive end market trends of composite aircraft and robotic assembly
- Capture incremental opportunities in emerging markets
- Drive ongoing Lean initiatives to lower working capital and reduce costs

TRIMAS CORPORATION
MONOGRAM AEROSPACE FASTENERS
ALLFAST FASTENING SYSTEMS, INC.
MAC FASTENERS
MARTINIC ENG., INC.
13

Engineered Components Key Initiatives: • Expand complementary product lines at well-sites and grow compression products • Grow products to support the shift toward increased use of natural gas and production in shale formations • Further leverage cost structure of cylinder acquisition • Continue to expand product offering and geographies Q3 2014 Results: • Sales of industrial cylinders increased primarily due to the November 2013 small cylinder asset acquisition • Sales of gas compression products increased, partially offset by decreases in slow speed engines sales • Operating profit increased and margin improved 860 basis points due to increased sales levels and higher fixed cost absorption, continued productivity and cost reduction initiatives, and decreases in SG&A spending 14 (Unaudited, dollars in millions) Net Sales Q3-13 Q3-14 $47.5 $55.3 16.3% Operating Profit Q3-13 Q3-14 182.9% $2.9 $8.1 6.0% 14.6%

Cequent (APEA & Americas)


REESE





(Unaudited, dollars in millions)

Net Sales


$151.9
$157.8
3.9%
Q3-13
Q3-14

	Q3-13	Q3-14
APEA	$41.0	$44.3
Americas	$110.9	$113.5

Operating Profit[(1)]


$15.8
8.7%
11.0%
$12.6
8.1%
7.9%
-20.1%
Q3-13
Q3-14

	Q3-13	Q3-14
APEA	$3.6	$3.6
Americas	$12.2	$9.0

Q3 2014 Results:

- Sales in Americas increased due to higher sales to the aftermarket and retail channels
- Americas operating profit[(1)] and margin percentage declined due to higher freight costs related to footprint changes and increased input costs, partially offset by productivity projects
- APEA sales increased due to continued geographic expansion including its recent acquisitions
- APEA operating profit and margin percentage decreased as profit from higher sales volumes was more than offset by a less favorable product and regional sales mix, and the ongoing SG&A related to the recent acquisitions

Key Initiatives:

- Optimize supply chain and productivity of low cost country manufacturing facilities
- Globalize product lines and brands for market share and cross-selling
- Expand sales in new growing geographies and support global customer needs
- Optimize prior bolt-on acquisitions
- Utilize Lean to continue to reduce fixed costs and simplify the businesses for better customer service and operating effectiveness
- Continue to reduce working capital requirements

(1) Excluding "Special Items" for each period which are provided in the Appendix.

TRIMAS CORPORATION
HIGHLAND Wesbar REESE TRAIL COM Bargman. PARKSIDE TRAILBOSS HARPER WITTER kovil
DRAW-TITE TEKONSHA REESE FULTON HIDDEN HITCH ENGETRAN DHF
15

Outlook and Summary

2014 Outlook Update Outlook as of 9/22/14* Outlook as of 10/28/14* Sales Growth 6% to 7% 6% to 7% Earnings Per Share, diluted(1) $1.85 to $1.95 $1.90 to $1.95 Free Cash Flow(2) $55 to $65 million $70 to $80 million (1) Defined as diluted earnings per share from continuing operations attributable to TriMas Corporation, excluding “Special Items.” (2) Defined as Cash Flow from Operating Activities less Capital Expenditures. 17 Focus on capturing opportunities and mitigating risks. * 2014 Outlook excludes the impact of the Allfast acquisition post-closing and related financing.

Long-Term Margin Expansion • Grow Packaging and Aerospace revenue twice as fast as the rest of TriMas; hold mid-20s operating profit percentage • Elevate acquisitions to core business margins via productivity, consolidations and synergies • Achieve historically demonstrated margins at all businesses • Increase Cequent operating profit to the low-teens • Grow headquarters overhead slower than revenue growth Plan to expand Total Company operating profit margin to the mid-teens 18 Intensified efforts to enhance margins – currently executing a series of action plans.

2015 – Drivers Strategic Aspirations • Generate high single-digit top- line growth • Invest in growing end markets through new products, global expansion and acquisitions • Enhance margins through productivity initiatives, leveraging costs and business mix • Grow earnings faster than revenue growth • Optimize capital structure • Strive to be a great place to work Tailwinds • Positive impact of Allfast • U.S. economy improving; Asian economy “okay” • Aircraft build rates • U.S. refining activity • New product pipeline • Investment in SIOP, Lean and Green Belts showing results • Cequent’sMexico plants ramped up – supply chain issues improving • Cost-out programs in Energy • Tax projects Headwinds • U.S. government uncertainty • U.S. oil/gas drilling levels uncertain due to lower commodity prices • Currency and wage inflation in China and Thailand • Stronger dollar • Brazil and South Africa economies “soft” • European economy uncertainty More tailwinds than headwinds expected in 2015. 19

2015 – Additional Perspective 20 Committed to Strategic Aspirations – intensify margin actions. Initial Thoughts Packaging • Increased capacity in Asia • New technology center in India Energy • Overall cost-out actions underway • Improvements in business in Brazil due to recent actions • New product trials Aerospace • Positive impact of Allfast • More collar product sales • Smoother production loading at Monogram • Margin enhancement at Mac Fasteners and Martinic Engineered Components • Higher horsepower engines and compressors at Arrow • Continued leveraging of purchased equipment from recent acquisition at Norris Cequent • North American supply chain issues improving • Localization of steel and input costs • De-emphasize several product lines

Questions and Answers

Appendix

Condensed Consolidated Balance Sheet

(Dollars in thousands)

	September 30, 2014 (unaudited)	December 31, 2013
Assets		
Current assets:		
Cash and cash equivalents	$ 30,070	$ 27,000
Receivables, net	222,140	180,210
Inventories	262,810	270,690
Deferred income taxes	18,340	18,340
Prepaid expenses and other current assets	18,830	18,770
Total current assets	552,190	515,010
Property and equipment, net	214,550	206,150
Goodwill	321,550	309,660
Other intangibles, net	207,590	219,530
Other assets	45,370	50,430
Total assets	$ 1,341,250	$ 1,300,780
Liabilities and Shareholders' Equity		
Current liabilities:		
Current maturities, long-term debt	$ 11,430	$ 10,290
Accounts payable	166,200	166,090
Accrued liabilities	85,880	85,130
Total current liabilities	263,510	261,510
Long-term debt	329,690	295,450
Deferred income taxes	52,930	64,940
Other long-term liabilities	94,410	99,990
Total liabilities	740,540	721,890
Redeemable noncontrolling interests	-	29,480
Total shareholders' equity	600,710	549,410
Total liabilities and shareholders' equity	$ 1,341,250	$ 1,300,780

TriMas Corporation

23

Consolidated Statement of Income

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended September 30, 2014	Three months ended September 30, 2013	Nine months ended September 30, 2014	Nine months ended September 30, 2013
Net sales	$ 380,120	$ 354,910	$1,148,510	$1,068,410
Cost of sales	(282,070)	(260,800)	(845,100)	(788,120)
Gross profit	98,050	94,110	303,410	280,290
Selling, general and administrative expenses	(65,540)	(60,890)	(193,970)	(181,490)
Net gain (loss) on dispositions of property and equipment	(240)	10,360	(490)	10,350
Operating profit	32,270	43,580	108,950	109,150
Other expense, net:				
Interest expense	(3,360)	(5,570)	(10,270)	(16,320)
Other income (expense), net	(2,370)	2,480	(5,220)	560
Other expense, net	(5,730)	(3,090)	(15,490)	(15,760)
Income from continuing operations before income tax expense	26,540	40,490	93,460	93,390
Income tax expense	(8,150)	(10,240)	(29,410)	(21,880)
Income from continuing operations	18,390	30,250	64,050	71,510
Income (loss) from discontinued operations, net of income tax expense	3,840	(300)	3,760	280
Net income	22,230	29,950	67,810	71,790
Less: Net income attributable to noncontrolling interests	-	1,320	810	3,090
Net income attributable to TriMas Corporation	$ 22,230	$ 28,630	$ 67,000	$ 68,700
Earnings per share attributable to TriMas Corporation - basic:				
Continuing operations	$ 0.41	$ 0.72	$ 1.41	$ 1.72
Discontinued operations	0.08	(0.01)	0.08	0.01
Net income per share	$ 0.49	$ 0.71	$ 1.49	$ 1.73
Weighted average common shares - basic	44,919,340	40,345,828	44,863,008	39,668,693
Earnings per share attributable to TriMas Corporation - diluted:				
Continuing operations	$ 0.41	$ 0.71	$ 1.40	$ 1.71
Discontinued operations	0.08	(0.01)	0.08	0.01
Net income per share	$ 0.49	$ 0.70	$ 1.48	$ 1.72
Weighted average common shares - diluted	45,276,199	40,746,503	45,231,058	40,029,425

TRIMAS CORPORATION

24

Consolidated Statement of Cash Flow

(Unaudited, dollars in thousands)

	Nine months ended September 30, 2014	Nine months ended September 30, 2013
Cash Flows from Operating Activities:		
Net income	$ 67,810	$ 71,790
Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition impact:		
Gain on dispositions of property and equipment	(6,320)	(10,350)
Bargain purchase gain	-	(2,880)
Depreciation	24,190	22,190
Amortization of intangible assets	16,630	14,420
Amortization of debt issue costs	1,430	1,310
Deferred income taxes	(6,910)	(3,180)
Non-cash compensation expense	6,690	7,110
Excess tax benefits from stock based compensation	(1,100)	(1,280)
Increase in receivables	(43,520)	(48,560)
Decrease in inventories	7,380	1,800
(Increase) decrease in prepaid expenses and other assets	2,320	(7,100)
Decrease in accounts payable and accrued liabilities	(3,460)	(4,280)
Other, net	(240)	290
Net cash provided by operating activities, net of acquisition impact	64,900	41,280
Cash Flows from Investing Activities:		
Capital expenditures	(27,770)	(35,150)
Acquisition of businesses, net of cash acquired	(27,510)	(56,000)
Net proceeds from disposition of assets	6,990	10,720
Net cash used for investing activities	(48,290)	(80,430)
Cash Flows from Financing Activities:		
Proceeds from sale of common stock in connection with the Company's equity offering, net of issuance costs	-	174,720
Proceeds from borrowings on term loan facilities	134,080	150,090
Repayments of borrowings on term loan facilities	(139,800)	(151,710)
Proceeds from borrowings on revolving credit and accounts receivable facilities	732,480	632,740
Repayments of borrowings on revolving credit and accounts receivable facilities	(687,520)	(575,730)
Distributions to noncontrolling interests	(580)	(1,910)
Payment for noncontrolling interests	(51,000)	-
Proceeds from contingent consideration related to disposition of businesses	-	1,030
Shares surrendered upon vesting of options and restricted stock awards to cover tax obligations	(2,780)	(3,930)
Proceeds from exercise of stock options	480	1,340
Excess tax benefits from stock based compensation	1,100	1,280
Net cash provided by (used for) financing activities	(13,540)	227,920
Cash and Cash Equivalents:		
Increase for the period	3,070	188,770
At beginning of period	27,000	20,580
At end of period	$ 30,070	$ 209,350
Supplemental disclosure of cash flow information:		
Cash paid for interest	$ 7,960	$ 12,610
Cash paid for taxes	$ 25,610	$ 29,880

TRIMAS CORPORATION

25

Company and Business Segment Financial Information

(Unaudited, dollars in thousands)

	Three months ended September 30, 2014	Three months ended September 30, 2013	Nine months ended September 30, 2014	Nine months ended September 30, 2013
Packaging				
Net sales	$ 89,320	$ 82,010	$ 257,000	$ 235,000
Operating profit	$ 20,770	$ 31,320	$ 59,670	$ 65,550
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 620	$ -	$ 620	$ -
Release of historical translation adjustment related to the sale of Italian business	$ -	$ (7,910)	$ -	$ (7,910)
Excluding Special Items, operating profit would have been	$ 21,390	$ 23,410	$ 60,290	$ 57,640
Energy				
Net sales	$ 50,290	$ 47,680	$ 155,390	$ 161,420
Operating profit (loss)	$ (1,100)	$ 1,450	$ 870	$ 12,530
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 2,080	$ -	$ 4,430	$ -
Excluding Special Items, operating profit would have been	$ 980	$ 1,450	$ 5,300	$ 12,530
Aerospace				
Net sales	$ 27,410	$ 25,830	$ 86,420	$ 68,230
Operating profit	$ 3,870	$ 6,350	$ 14,390	$ 15,810
Engineered Components				
Net sales	$ 55,310	$ 47,540	$ 165,060	$ 143,830
Operating profit	$ 8,090	$ 2,860	$ 24,920	$ 14,450
Cequent APEA				
Net sales	$ 44,290	$ 40,950	$ 127,560	$ 111,330
Operating profit	$ 3,210	$ 3,570	$ 7,930	$ 9,300
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 380	$ -	$ 380	$ -
Excluding Special Items, operating profit would have been	$ 3,590	$ 3,570	$ 8,310	$ 9,300
Cequent Americas				
Net sales	$ 113,500	$ 110,900	$ 357,080	$ 348,600
Operating profit	$ 8,660	$ 7,440	$ 31,310	$ 21,030
Special Items to consider in evaluating operating profit:				
Severance and business restructuring costs	$ 360	$ 4,780	$ 2,800	$ 12,570
Excluding Special Items, operating profit would have been	$ 9,020	$ 12,220	$ 34,110	$ 33,600
Corporate Expenses				
Operating loss	$ (11,230)	$ (9,410)	$ (30,140)	$ (29,520)
Total Company				
Net sales	$ 380,120	$ 354,910	$ 1,148,510	$ 1,068,410
Operating profit	$ 32,270	$ 43,580	$ 108,950	$ 109,150
Total Special Items to consider in evaluating operating profit	$ 3,440	$ (3,130)	$ 8,230	$ 4,660
Excluding Special Items, operating profit would have been	$ 35,710	$ 40,450	$ 117,180	$ 113,810

TRIMAS CORPORATION

26

Additional Information Regarding Special Items Impacting Reported GAAP Financial Measures

(Unaudited, dollars in thousands, except for per share amounts)

	Three months ended September 30, 2014	Three months ended September 30, 2013	Nine months ended September 30, 2014	Nine months ended September 30, 2013
Income from continuing operations, as reported	$ 18,390	$ 30,250	$ 64,050	$ 71,510
Less: Net income attributable to noncontrolling interests	-	1,320	810	3,090
Income from continuing operations attributable to TriMas Corporation	18,390	28,930	63,240	68,420
After-tax impact of Special Items to consider in evaluating quality of income from continuing operations:				
Release of historical translation adjustment related to the sale of Italian business	-	(7,910)	-	(7,910)
Severance and business restructuring costs	3,060	3,100	6,920	8,690
Tax restructuring	-	2,200	-	2,200
Excluding Special Items, income from continuing operations attributable to TriMas Corporation would have been	$ 21,450	$ 26,320	$ 70,160	$ 71,400

	Three months ended September 30, 2014	Three months ended September 30, 2013	Nine months ended September 30, 2014	Nine months ended September 30, 2013
Diluted earnings per share from continuing operations attributable to TriMas Corporation, as reported	$ 0.41	$ 0.71	$ 1.40	$ 1.71
After-tax impact of Special Items to consider in evaluating quality of EPS from continuing operations:				
Release of historical translation adjustment related to the sale of Italian business	-	(0.19)	-	(0.20)
Severance and business restructuring costs	0.06	0.08	0.15	0.22
Tax restructuring	-	0.05	-	0.05
Excluding Special Items, EPS from continuing operations would have been	$ 0.47	$ 0.65	$ 1.55	$ 1.78
Weighted-average shares outstanding for the three and nine months ended September 30, 2014 and 2013	45,276,199	40,746,503	45,231,058	40,029,425

	Three months ended September 30, 2014	Three months ended September 30, 2013	Nine months ended September 30, 2014	Nine months ended September 30, 2013
Operating profit (excluding Special Items)	$ 35,710	$ 40,450	$ 117,180	$ 113,810
Corporate expenses	11,230	9,410	30,140	29,520
Segment operating profit (excluding Special Items)	$ 46,940	$ 49,860	$ 147,320	$ 143,330
Segment operating profit margin (excluding Special Items)	12.3%	14.0%	12.8%	13.4%

TRIMAS CORPORATION

27

Current Debt Structure

(Unaudited, dollars in thousands)

	September 30, 2014		December 31, 2013	
Cash and Cash Equivalents	$	30,070	$	27,000
Credit Agreement		271,430		246,130
Receivables facility and other		69,690		59,610
		341,120		305,740
Total Debt	$	341,120	$	305,740
Key Ratios:				
Bank LTM EBITDA	$	208,020	$	196,990
Interest Coverage Ratio		18.51 x		11.08 x
Leverage Ratio		1.74 x		1.67 x
Bank Covenants:				
Minimum Interest Coverage Ratio		3.00 x		3.00 x
Maximum Leverage Ratio		3.50 x		3.50 x

As of September 30, 2014, TriMas had $396.8 million of cash and available liquidity under its revolving credit and accounts receivable facilities.

TRIMAS CORPORATION

28

LTM Bank EBITDA as Defined in Credit Agreement

(Unaudited, dollars in thousands)

Net income for the twelve months ended September 30, 2014	$	76,090
Interest expense, net (as defined)		13,200
Income tax expense		28,850
Depreciation and amortization		54,780
Non-cash compensation expense		8,780
Other non-cash expenses or losses		6,850
Non-recurring expenses or costs for cost saving projects		15,000
Acquisition integration costs		1,050
Debt extinguishment costs		2,460
Permitted dispositions		(580)
Permitted acquisitions		1,540
Bank EBITDA - LTM Ended September 30, 2014 [1]	$	208,020

[1] As defined in the Credit Agreement dated October 16, 2013

TRIMAS CORPORATION

29